UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2018

Voya Financial, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue New York, New York	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On July 26, 2018, the Board of Directors (the “Board”) of Voya Financial, Inc. (the “Company”) elected Curtis Arledge as director of the Board.

Mr. Arledge is Senior Research Associate at The Forum for Growth & Innovation at Harvard Business School. Previously, Mr. Arledge was the Vice Chairman of The Bank of New York Mellon Corporation (“BNY Mellon”) and the Chief Executive Officer, Investment Management of BNY Mellon from 2010 to 2016. Prior to joining BNY Mellon, Mr. Arledge was the Chief Investment Officer for fixed income portfolios at BlackRock, Inc. from 2008 to 2010.

The Board appointed Mr. Arledge to the Risk, Investment and Finance Committee and the Technology, Innovation and Operations Committee.

Mr. Arledge will receive compensation as non-employee director as described on page 59 of the Company’s proxy statement filed with the Securities and Exchange Commission on April 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc. (Registrant)

By:	/s/ Jean Weng
Name:	Jean Weng
Title:	Senior Vice President and Corporate Secretary

Dated: July 30, 2018